Exhibit 99.1

United Rentals, Inc. 100 First Stamford Place Suite 700 Stamford, CT 06902 tel: 203 622-3131 fax: 203 622-6080

unitedrentals.com

United Rentals Completes Acquisition of NES Rentals

STAMFORD, Conn. — April 3, 2017 — United Rentals, Inc. (NYSE: URI) today announced that it has completed its previously announced acquisition of NES Rentals Holdings II, Inc. (“NES”) for a total purchase price of approximately $965 million in cash. The purchase was funded through a combination of newly issued unsecured debt and available capacity on the company’s ABL facility.

The acquisition increases the company’s density in strategically important markets, including the East Coast, Gulf States and Midwest, and is expected to strengthen relationships with local and strategic accounts in the construction and industrial sectors. The assets acquired with NES include almost $900 million of fleet based on original cost, 73 branch facilities concentrated in the eastern half of the United States, and approximately 1,100 employees.

Michael Kneeland, president and chief executive officer of United Rentals, said, “We’re excited by the customer and investor benefits we’ve created through this combination, which leverages our technology, infrastructure and cross-selling capabilities. Most important, we’re gaining a great team that cares deeply about providing quality service and shares our intense focus on safety.”

Centerview Partners Holdings LP and Morgan Stanley acted as financial advisors to United Rentals, and Sullivan & Cromwell LLP acted as legal advisor. Catalyst Strategic Advisors, LLC and Deutsche Bank acted as financial advisors to NES, and Jenner & Block LLP acted as legal advisor.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 968 rental locations in 49 states and every Canadian province. The company’s approximately 13,600 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,200 classes of equipment for rent with a total original cost of $9.9 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals, as well as the possibility that (1) problems may arise in successfully integrating the businesses of United Rentals and NES, including, without limitation, problems associated with the potential loss of any key employees of NES; (2) the transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we fail to discover during the due diligence investigation of NES or that are not subject to indemnification or reimbursement by NES, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (3) our business may suffer as a result of uncertainty surrounding the transaction, any adverse effects on our ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or business; and (4) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals described in the “Risk Factors” section of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements.

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Contact:

Ted Grace

(203) 618-7122; Cell: (203) 399-8951

tgrace@ur.com